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                                                                     EXHIBIT 21

AIRPORT SYSTEMS INTERNATIONAL, INC.
SUBSIDIARIES OF THE COMPANY

Subsidiary                                         Jurisdiction


ASII International, Inc.                           Barbados, W.I.